UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - August 9, 2011

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. Compensatory Arrangements of Certain Officers

5.02(b)	Retirement of one Director

On August 9, 2011, Frank N. Nichols retired from the Board of Directors of SIFCO Industries, Inc. (“Company”), effective immediately. The retirement is not the result of any disagreement between Mr. Nichols and the Company on any matter relating to the Company’s operations, policies, or practices.

5.02(d)	Appointment of one Director

On August 9, 2011, the Board of Directors of the Company, upon the recommendation of the Governance Committee, voted to appoint John G. Chapman Sr. to the Board of Directors to fill the vacancy and to serve until his respective successor is duly elected and qualified at the next annual meeting of shareholders. Mr. Chapman was determined by the Board of Directors to be an independent director.

There are no arrangements or understandings between Mr. Chapman and any other person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Chapman that are reportable under Item 404(a) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)
Date: August 11, 2011
/s/ Frank A. Cappello
Frank A. Cappello
Vice President – Finance and Chief Financial Officer (Principal Financial Officer)